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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            Form 8-K

       Current Report Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934

                        February 6, 2001

                     VERIDA INTERNET CORP.

Nevada                   0-25757             98-0164651
(State or other          (Commission         (I.R.S.  Employer
jurisdiction             File Number)        Identification No.)
incorporation)

                50 California Street, Suite 1500
                San Francisco, California 94111

                         (415) 464-8600



Item 2. Disposition of Assets

On January 30, 2001 Verida Internet Corp. ("Verida") announced plans to reorganize its business in light of the insolvency of its majority-owned subsidiary, AgriPlace.

Verida's agribusiness subsidiary, AgriPlace Inc. that was serving the Canadian grain market, has been unable to secure sufficient financing to continue operations. As a result, the holders of its indebtedness are proceeding to take steps to realize on the companies remaining assets. As a consequence, the officers and directors of AgriPlace have resigned, and the company has ceased operations. It is likely that Verida will not recover any amount from its investment in AgriPlace.

As of February 1, 2001, substantially all of the company's executive management has resigned. Verida is currently consulting with legal counsel with a view toward ascertaining whether protection from Verida's creditors will be necessary.





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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:

                              VERIDA INTERNET CORP.

                              BY:  /s/ Michael C. Hinshaw
                                   Michael C. Hinshaw
                                   President